                        CONFIDENTIAL TREATMENT REQUESTED

                                                                    EXHIBIT 10.9

                FLEXTRONICS INTERNATIONAL MANUFACTURING CONTRACT

                                 REV. 6 - 7/1/99

This Manufacturing Agreement ("Agreement") is entered into this 29th day of June, 1999 by and between Handspring, Inc. having its place of business 299 California Avenue, Ste. 300, Palo Alto, CA 95306 USA ("Handspring") and Flextronics (Malaysia)SDN.BHD having its place of business Lot Plo 37, Dirizab, Jalan Kawasan Perindustrian Senai, 81400 Senai J.B. Malaysia ("Flextronics").

Handspring has created a market for Handspring handheld computer products (hereinafter "Products") and is solely responsible for the sales and marketing of the Products. Flextronics has developed processes and practices for manufacturing products for many different electronic applications and at Handspring's request desires to manufacture Handspring's Products in accordance with Handspring's specifications. Handspring acknowledges that Flextronics' expertise is manufacturing and that Flextronics' responsibility related to the Handspring's Products is limited to this extent. The parties agree as follows:

1.0 WORK, LICENSE

Flextronics agrees to use reasonable commercial efforts to perform the work (hereinafter "Work") pursuant to purchase orders or changes thereto issued by or for Handspring and accepted by Flextronics. Work shall mean to procure components, materials, equipment and other supplies, and to manufacture, assemble, test and deliver Products pursuant to detailed written specifications, workmanship standards and quality requirements for each such Product (ref; Addendum B) which are provided by Handspring and accepted by Flextronics. For each Product or revision thereof, written specifications shall include, but are not limited to, bills of materials, schematics, assembly drawings, process documentation, test specifications, current revision number, and approved vendor list (hereinafter "Specifications") as attached hereto.

Flextronics is granted by Handspring a non-exclusive license during the term of this Agreement to use all of Handspring's patents, trade secrets and other intellectual property in the Products, solely in connection with and to the extent required to perform Flextronics' obligations under this Agreement.

2.0 FORECASTS, ORDERS, MATERIAL PROCUREMENT

2.1 FORECAST. Handspring shall provide Flextronics, on a monthly basis, a non-binding, rolling twelve (12) month Product order forecast.

2.2 PURCHASE ORDERS. Handspring will issue, or have a designated 3rd party distribution partner issue, written purchase orders once a month which specify all Work to be completed. Handspring's designated 3rd party distribution partners must meet Flextronics credit worthiness guidelines, or Handspring will guarantee purchase orders according to the terms of this Agreement. Handspring will ensure purchase orders cover a minimum four (4) month rolling time period. Each purchase order shall reference this Agreement, and the applicable written Specifications as described in Section 1.0. Purchase orders shall normally be deemed accepted by Flextronics, provided however that Flextronics may reject any order does not conform to the lead-time, flexibility or cancellation terms of this Agreement. Flextronics shall notify Handspring of rejection of any purchase order within five (5) working days of receipt of such order.

Handspring, or its' designated 3rd party distribution partners, may use its' standard purchase order form to release items, quantities, prices, schedules, change notices, specifications, or other notice provided for hereunder. The parties agree that the terms and conditions contained in this Agreement shall prevail over any terms and conditions of any purchase order, acknowledgment form or other instrument.

2.3 MATERIAL PROCUREMENT. Purchase orders issued by Handspring or its' designated 3rd party distribution partners in conformance to this Agreement will constitute authorization for Flextronics to procure, using standard purchasing practices, the components, subassemblies, materials and supplies necessary for the manufacture of Products ("Inventory") covered by such purchase orders.

2.4 LONG LEAD TIME COMPONENTS. As Handspring's strategic materials management partner, Flextronics may be required to purchase Long Lead Time Components in order to achieve the schedule flexibility requirements identified in Section
3.2. For the purposes of this Agreement, "Long Lead Time Components" shall mean components, subassemblies, materials and supplies with lead times greater than ninety (90) days at the time an order is placed. At the time of this Agreement, no components, subassemblies, materials or supplies have lead times greater than ninety (90) days. During the term of this Agreement, if any lead times for components, subassemblies, materials or supplies exceed ninety (90) days due to changes in market conditions, Flextronics may reasonably purchase minimum lot sizes from suppliers ("Minimum Order Inventory"), even if greater than the amount necessary to meet purchase orders, in order to ensure the schedule flexibility requirements identified in Section 3.2 are achieved. Flextronics will notify Handspring in writing if lead times for any components, subassemblies, materials or supplies exceed ninety (90) days and will quantify how much additional cancellation liability Handspring will incur above and beyond the cancellation liability terms defined in Section 3.3. If lead times for components, subassemblies, materials or supplies do not exceed ninety (90) days during term of this Agreement, or any extensions thereof, Flextronics and Handspring agree to abide by the reschedule flexibility and cancellation liability terms defined in Sections 3.2 and 3.3.

3.0 SHIPMENTS, RESCHEDULE FLEXIBILITY, CANCELLATION

3.1 SHIPMENTS. All Products delivered pursuant to the terms of this Agreement shall be suitably packed for shipment in accordance with Handspring's Specifications, marked for shipment to Handspring's destination specified in the applicable purchase order and delivered to a carrier or forwarding agent. Shipment will be F.O.B. Flextronics' Malaysia manufacturing plant at which time risk of loss and title will pass to Handspring or Handspring's designated 3rd party distribution partners. All freight, insurance and other shipping expenses from the F.O.B. point, will be paid by Handspring.

Flextronics is expected to achieve 100% on-time delivery performance to the designated F.O.B. point. "On-time" deliver is defined as within 2 days early and 0 days late of scheduled delivery date on purchase orders placed by Handspring in accordance to this Agreement. If delivery of Product is early, Handspring or its designated 3rd party distribution partners, may return said Product to Flextronics for re-delivery on the scheduled delivery date with Flextronics bearing all cost of Product return and re-delivery. If Product is late, Handspring may require Flextronics to air ship late for reasons with Flextronics control, Product to locations specified by Handspring or its' designated 3rd party distribution partners with Flextronics bearing the incremental cost between standard cost versus premium air shipment. Handspring will not unreasonably require Flextronics to air ship product unless Handspring needs Product to meet customer commitments.

3.2 QUANTITY INCREASES AND SHIPMENT SCHEDULE CHANGES. For any purchase order issued in accordance to this Agreement, Handspring may (i) increase the quantity of Products or (ii) reschedule the quantity of Products and their shipment date as provided in the table below:

  Maximum Allowable Variance From Purchase Order Quantities/Shipment Dates
----------------------------------------------------------------------------
# of days before         Allowable             Maximum               Maximum
Shipment Date on          Quantity             Reschedule            Reschedule
Purchase Order            Increases            Quantity              Period
--------------            ---------            --------              ------
[*]                      [*]                      [*]                [*]
[*]                      [*]                      [*]                [*]
[*]                      [*]                      [*]                [*]
[*]                      [*]                      [*]                [*]


* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

Any purchase order quantities increased or rescheduled pursuant to this Section may not be subsequently increased or rescheduled without the prior written approval of Flextronics. All other changes in quantity or shipment date require Flextronics' prior written consent. Any re-schedules that exceed the above period on 3.2 will be subject to a one percent inventory carrying charge. Flextronics will use reasonable commercial efforts to meet quantity increases. If there are extra costs to meet a schedule increase in excess of the above limits, Flextronics will inform Handspring for its approval in advance.

3.3 CANCELLATION LIABILITY. In the event Handspring cancels any purchase orders, or portions thereof, Handspring and Flextronics agree to the following cancellation terms:


# days from the
day of notice                Handspring cancellation liability:
-------------------          ----------------------------------
0-30 days             Handspring is liable for 100% of the purchase price of Products scheduled to be delivered within 0-30 days of the date of cancellation.

[*]                   Handspring is liable for the actual cost of [*] plus a handling fee [*]

[*]                   Handspring is liable for the actual cost of [*] plus a handling fee [*]

91 + days             Handspring may cancel any orders scheduled greater than 90 days from the date of cancellation without liability except for inventory approved by Handspring as per section 2.4.


4.0 ENGINEERING CHANGES

Handspring may request, in writing, that Flextronics incorporate engineering changes into the Product. Such request will include a description of the proposed engineering change sufficient to permit Flextronics to evaluate its feasibility and cost. Flextronics' evaluation shall be in writing and shall state the costs and time of implementation and the impact on the delivery schedule and pricing of the Product. Flextronics will not be obligated to proceed with the engineering change until the parties have agreed upon the changes to the Product's Specifications, delivery schedule and Product pricing and upon the implementation costs to be borne by the Handspring including, without limitation, the cost of Inventory and Special Inventory on-hand and on-order that becomes obsolete.

As Handspring's strategic manufacturing engineering partner, Flextronics is expected to make recommendations to Product design which would make Product more manufacturable, reduce material costs and/or improve quality. Handspring will evaluate such recommendations and incorporate such recommendations into Product design as appropriate. Flextronics will not make changes to product design or manufacturing processes which affect the form, fit, function, performance or reliability of the Product without prior written authorization from Handspring.

5.0 TOOLING, NON-RECURRING EXPENSES, SOFTWARE

Flextronics shall provide non-Product specific tooling at its expense. Handspring shall pay for or obtain and consign to Flextronics any Product specific tooling and other reasonably necessary non-recurring expenses, to be set forth in Flextronics' quotation. All software which Handspring provides to Flextronics is and shall remain the property of Handspring. Handspring grants Flextronics a license to copy, modify and use such software solely in connection with and to the extent required to perform Flextronics' obligations under this Agreement. All software developed by Flextronics to support the process tooling or otherwise shall be and remain the property of Flextronics.


* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

6.0 PRODUCT ACCEPTANCE AND WARRANTIES

6.1 PRODUCT ACCEPTANCE. Handspring agrees that the product is deemed acceptable if Handspring has not exercised said right with in 20 days.

6.2 Flextronics is expected to deliver 100% quality Product in conformance to all Products specifications, workmanship standards and quality requirements set forth in Addendum B. As Handspring's strategic quality partner, Flextronics is expected to institute appropriate quality controls at the factory to stop any defective Product from shipping to Handspring or its designated 3rd party distribution partners. Handspring's intent is not to inspect each shipment coming from Flextronics, however, Handspring reserves the right to audit Flextronics' facilities, conduct source inspection and/or inspect Product at designated distribution or field repair centers. Handspring and Flextronics will work together to jointly determine if Product is defective. Handspring may return defective Products, freight collect, after obtaining a return material authorization number from Flextronics to be displayed on the shipping container and completing a failure report. Flextronics will not unreasonably withhold such return material authorization numbers. Rejected Products will be promptly repaired or replaced, at Flextronics' option, and returned freight pre-paid.

6.2 EXPRESS LIMITED WARRANTY. Flextronics warrants that the Products will conform to Handspring's applicable Specifications and will be free from defects in workmanship for a period of [*]. Materials are warranted to the same extent that the original manufacturer warrants the materials. This express limited warranty does not apply to (a) materials consigned or supplied by Handspring to Flextronics; (b) defects resulting from Handspring's design of the Products; (c) Product that has been abused, damaged, altered or misused by any person or entity after title passes to Handspring. With respect to first articles, prototypes, pre-production units, test units or other similar Products, Flextronics makes no representations or warranties whatsoever. Notwithstanding anything else in this Agreement, Flextronics assumes no liability for or obligation related to the performance, accuracy, specifications, failure to meet specifications or defects of or due to tooling, designs or instructions produced or supplied by Handspring and Handspring shall be liable for costs or expenses incurred by Flextronics related thereto. Upon any failure of a Product to comply with the above warranty, Flextronics' sole obligation, and Handspring's sole remedy, is for Flextronics, at its option, to promptly repair or replace such unit and return it to Handspring freight collect. Flextronics will bear all costs of repairing defective Product within warranty. Handspring shall return Products covered by the warranty freight pre-paid after completing a failure report and obtaining a return material authorization number from Flextronics to be displayed on the shipping container.

FLEXTRONICS MAKES NO OTHER WARRANTIES OR CONDITIONS ON THE PRODUCTS, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR COMMUNICATION WITH HANDSPRING, AND FLEXTRONICS SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.0 PAYMENT TERMS, ADDITIONAL COSTS AND PRICE CHANGES

7.1 PRICE AND PAYMENT TERMS. The price for Products to be manufactured is set forth in Addendum A and may be changed from time to time through purchase orders issued by Handspring and accepted by Flextronics. All pricing changes must be mutually agreed to by both parties. Flextronics is expected to cut in material cost reductions negotiated by either Handspring or Flextronics in accordance with established material lead-times. All prices quoted are exclusive of federal, state and local excise, sales, use and similar taxes, and any duties, and Handspring shall be responsible for all such items. Payment for any Products, services or other costs to be paid by Handspring hereunder is due thirty (30) days net from the date of invoice and shall be made in lawful U.S. currency. Handspring agrees to pay 1% monthly interest on all late payments.

7.2 ADDITIONAL COSTS. Handspring is responsible for (a) any expediting charges reasonably necessary because of a change in Handspring's requirements, if such changes do not conform to established flexibility terms defined in section 3.2 which charges are pre-approved (b) any reasonable overtime or downtime charges incurred as a result of delays in the normal production or interruption in the workflow process and caused by: (1) Handspring's change in


* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

the Specifications; or (2) Handspring's failure to provide sufficient quantities or a reasonable quality level of consigned materials where applicable to sustain the production schedule. Handspring caused delays as a result of consigned inventory will result in a special charge to the Handspring of 1% of the cost of materials for each month, or part thereof, delayed.

7.3 PRICE CHANGES. The price of Products to Handspring may be increased by Flextronics if (a) the market price of fuels, materials, raw materials, equipment, labor and other production costs, increase beyond normal variations in pricing and (b) the parties agree to the increase after good faith negotiation.

COST REDUCTIONS. Flextronics agrees to seek ways to reduce the cost of manufacturing Products by methods such as elimination of components, obtaining alternate sources of materials, redefinition of Specifications, and improved assembly or test methods. Upon implementation of cost reductions initiated by Flextronics, Flextronics will receive fifty percent of the demonstrated cost reduction for a period of 6 months, at which time Handspring will receive one hundred percent of the demonstrated cost reduction. Handspring will receive one hundred percent of demonstrated cost reductions initiated by Handspring immediately upon implementation of said cost reductions.

8.0 TERM AND TERMINATION

8.1 TERM. The term of this Agreement shall commence on the date hereof above and shall continue for one (1) year thereafter until terminated as provided in
Section 8.2 or 10.9. After the expiration of the initial term hereunder (unless this Agreement has been terminated) this Agreement shall be automatically renewed for separate but successive one-year terms.

8.2 TERMINATION. This Agreement may be terminated by either party (a) for any reason upon ninety (90) days written notice to the other party, or (b) if the other party defaults in any payment to the terminating party and such default continues without a cure for a period of thirty (30) days after the delivery of written notice thereof by the terminating party to the other party, or (c) if the other party defaults in the performance of any other material term or condition of this Agreement and such default continues un-remedied for a period of thirty (30) days after the delivery of written notice thereof by the terminating party to the other party. Termination of this Agreement for any reason shall not affect the obligations of either party which exist as of the date of termination. Upon termination for any reason whatsoever, Handspring shall be responsible for the finished Products and Inventory in existence at the date of termination in the same manner as for cancellations as set forth in
Section 3.3. Any purchase orders shall be fulfilled by Flextronics unless cancelled as provided in section 3.3. Notwithstanding termination of this Agreement, Sections 6.2, 9.0, and 10.1 shall survive said termination.

9.0 LIABILITY LIMITATION

9.1 PATENTS, COPYRIGHTS, TRADE SECRETS, OTHER PROPRIETARY RIGHTS. Handspring shall defend, indemnify and hold harmless Flextronics from all costs, judgments and attorney's fees arising from any claim that Flextronics' manufacture of the Products under this Agreement directly infringes any third party patents, patent rights, copyrights or trade secrets. Flextronics shall promptly notify HandSpring in writing of the initiation of any such claims, give Handspring sole control of any defense or settlement, and provide Handspring reasonable information and assistance in resolving such claim. The preceding indemnity shall not apply, however, to any claims arising from the use by Flextronics of any materials, components or manufacturing processes not expressly specified by Handspring.

THE FOREGOING STATES THE ENTIRE LIABILITY OF HANDSPRING CONCERNING INFRINGEMENT OF PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHTS.

9.2 PRODUCT LIABILITY. Handspring agrees that, if notified promptly in writing and given sole control of the defense and all related settlement negotiations, it will defend Flextronics from any claim or action and will hold Flextronics harmless from any third party loss, damage or injury, including death, which arises from any alleged defect of Handspring's design of any Products. Similarly, Flextronics agrees that, if notified promptly in writing and given sole control of the defense and all related settlement negotiations, it will defend Handspring from any claim or action and will hold Handspring harmless from any third party loss, damage, or injury, including death, which arises from any alleged workmanship defect of any Products.

9.3 NO OTHER LIABILITY. EXCEPT FOR THE EXPRESS WARRANTIES CREATED UNDER THIS AGREEMENT AND EXCEPT AS SET FORTH OTHERWISE IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE ARISING OUT OF THIS AGREEMENT OR THE SALE OF PRODUCTS, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING THE POSSIBILITY OF NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, EVEN IF THE PARTY HAS BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE, AND EVEN IF ANY OF THE LIMITED REMEDIES IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE.

10.0 MISCELLANEOUS

10.1 CONFIDENTIALITY. All written information and data exchanged between the parties for the purpose of enabling Flextronics to manufacture and deliver Products under this Agreement that is marked "Confidential" or the like, shall be deemed to be Confidential Information. The party which receives such Confidential Information agrees not to disclose it directly or indirectly to any third party, or to use it for any purpose other than as required under this Agreement, without the prior written consent of the disclosing party. Confidential Information disclosed pursuant to this Agreement shall be maintained confidential for a period of three years after the disclosure thereof.

10.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings between the parties relating to such transactions. Both parties shall hold the existence and terms of this Agreement confidential, unless it obtains the other party's express written consent otherwise. In all respects, this Agreement shall govern, and any other documents including, without limitation, preprinted terms and conditions on Handspring's purchase orders and Flextronics acknowledgements shall be of no effect.

10.3 AMENDMENTS. This Agreement may be amended only by written consent of both parties.

10.4 INDEPENDENT CONTRACTOR. Neither party shall, for any purpose, be deemed to be an agent of the other party and the relationship between the parties shall only be that of independent contractors. Neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other party, whether express or implied, or to bind the other party in any respect whatsoever.

10.5 EXPENSES. In the event a dispute between the parties hereunder with respect to this Agreement must be resolved by litigation or other proceeding, the prevailing party shall be entitled to receive reimbursement for all associated reasonable attorneys fees from the other party.

10.6 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California, excluding its choice of law principles. The parties consent to the exclusive jurisdiction of the state and Federal courts in Santa Clara County, California.

10.7 SUCCESSORS, ASSIGNMENT. This Agreements shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. Neither party shall have the right to assign or otherwise transfer its rights or obligations under this Agreement except with the prior written consent of the other party, not to be unreasonably withheld.

10.8 FORCE MAJEURE. If the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement (other than a payment obligation) due to any Act of God, fire, casualty, flood, earthquake, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, material unavailability, or any other cause beyond the reasonable control of the party invoking this section, and if such party shall have used its commercially reasonable efforts to mitigate its effects, such party shall give prompt written notice to the other party, its performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences. Regardless of the excuse of Force Majeure, if such party is not able to perform within ninety (90) days after such event, the other party may terminate the Agreement. Termination of this Agreement shall not affect the obligations of either party which exist as of the date of termination.

ACCEPTED AND AGREED TO:

HANDSPRING, INC.:                          FLEXTRONICS MALAYSIA SDN.BHD:

        /s/ Michael Galluci                       /s/ Ash Bhardwaj
-----------------------------------        ------------------------------------

By:     Michael Gallucci                   By:      Ash Bhardwaj
   --------------------------------           ---------------------------------

Title:  Vice President, Manufacturing      Title:      President, Asia Pacific
& Logistics                                      ------------------------------

                                   ADDENDUM A

                              LEGO PRICING SCHEDULE
                                      [*]



* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                   ADDENDUM B

    LEGO PRODUCT SPECIFICATIONS, WORKMANSHIP STANDARDS, QUALITY REQUIREMENTS

                              QUALITY REQUIREMENTS

1.      General Quality Requirements:
a. The supplier shall meet the quality requirements outlined in Handspring Document 81-0002-01, Manufacturing Supplier Quality Procedure. Exceptions to the requirements in this document must be approved in writing by Handspring Quality.
b. At least 2 samples of the pilot built shall be submitted to Handspring for inspection and approval to workmanship standards.

2.      Design Validation Test (DVT):
a. Supplier will perform design validation tests at each stage of the development cycle. The product stages are defined as engineering prototype, pilot and production release. The DVT testing shall include electrical, mechanical, thermal and packaging tests. Supplier may be requested to perform all or part of some tests in the Handspring viewer. Any change to the product affecting form, fit and/or function may necessitate performing all or part of DVT tests.
b. For more detailed description of test requirements, please refer to Handspring Document 81-0001-01, New Product Qualification Testing Procedure.

3.      Reliability Demonstration:
a. Calculated Mean Time Between Failures. Handspring requires calculated (predicted) mean time between failure for each product design using the following method: Bellcore Reliability Prediction Procedure TR-332, with preference to part stress Method I.
b. Demonstrated Mean Time Between Failures. The specified MTBF needs to be demonstrated by actually performing test on a predetermined number of units prior to release. The MTBF shall be demonstrated to [*] at the release with the intention of successfully completing the test to [*]. A detailed test plan needs to be worked out and approved by Handspring before the start of a demonstrated MTBF test.

4.      Process Capability Index Cp and Cpk:
a. Supplier will perform process capability index for critical electrical and mechanical parameters that are being measured in production. This should be performed on early production units. Generally any Cpk of less than 1.33 will be flagged as a potential problem and corrective action will be expected before release of the product.

5.      Production Stress Testing:
a. Initial production stress testing may be required for products that exhibit uncorrected thermally induced problems in DVT testing. In these circumstances, production stress testing would be required until the test data substantiates discontinuance.

6.      ORT (Ongoing Reliability Test):
a. Once approved and in production, the supplier will perform an ORT test on a pre-determined number of units. A sample of product will be periodically randomly pulled from the production line and tested for a minimum of 1000 hours at 50 degrees C oven temperature. The purpose of this test is to demonstrate MTBF every quarter and identify any manufacturing anomalies prior to shipping significant quantities.


* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

Handspring Confidential             Page 1

7. Yield data:
a. Supplier shall provide monthly internal yield data for each product. The yield data shall include details of specific component failures or process-related issues. The yield data shall include the failure details and corrective actions for following manufacturing activities:
In-circuit Test
In-Process Inspection / Auditing
Stress Testing (if applicable)
Functional Test
Final Inspection / Out-of-Box Audits

b. The monthly report shall also include the number of customer returns for repair during the month against the number of new products shipped the prior month, and cumulative customer return and shipment totals.



Handspring Confidential             Page 2

--------------------------------------------------------------------------------
[HANDSPRING LOGO]                                       81-0002-01

HANDSPRING
--------------------------------------------------------------------------------




                                SUPPLIER QUALITY
                                    PROCEDURE




--------------------------------------------------------------------------------
VERSION 1.0             Any printed copy of this document is uncontrolled.  The
                        current controlled released version can be found on the Handspring Document Server.

VERSION HISTORY
--------------------------------------------------------------------------------
Version:        Author:           Date:      Comments:             Approval:
1.0             Dave Cook         4/21/99    Initial release       Mike Gallucci
--------------------------------------------------------------------------------


Handspring, Inc. CONFIDENTIAL

                                TABLE OF CONTENTS

Section                                                                           Page
-------                                                                           ----
1.0    Description                                                                  3
2.0    Scope                                                                        3
3.0    References                                                                   3
4.0    Procedure
       4.1  Value Proposition                                                       3
       4.2  Responsibilities Matrix                                                 4
       4.3  Management Communication                                                4
       4.4  Workmanship Standards                                                   4
       4.4  Repair and Rework                                                       4
       4.5  Design for Manufacturability (DFM) and Value Engineering                5
       4.6  AVL                                                                     5
       4.7  Process Qualification & Controls                                        5
       4.8  Test/Quality Data Collection & Reporting                                5
       4.9  Product Inspection / Process Auditing                                   6
       4.10  RMA Processing                                                         6
       4.11  Supplier Corrective Action Requests                                    6
5.0    Records

Appendix A: Product Development Flow Diagram & Input Matrix                         7
Appendix B: Corrective Action Request (CAR) Form                                    8

Handspring, Inc. CONFIDENTIAL

1.0 DESCRIPTION

1.1 This procedure outlines the generic product and process quality requirements for key commodity parts supplied to and/or manufactured for Handspring, Inc.

2.0 SCOPE

2.1 This procedure applies to contract manufacturing partners and other key suppliers to Handspring, Inc. It may also be applied, at Handspring's discretion, to products specifically developed for Handspring by OEMs and other third party providers.

2.2 If a conflict arises between any requirement outlined in this procedure and a specific supplier contract signed by Handspring Inc., the contract provisions take precedence.

3.0     REFERENCES

3.1     Acceptability of Printed Boards (Class 2) ANSI/IPC-A-600E

3.2     Acceptability of Printed Circuit Assemblies (Class 2) ANSI/IPC-A-610B

3.3 Suggested Guidelines for Modification, Rework and Repair of Printed Boards and Assemblies (Level C) ANSI/IPC-R-700C

3.4 ANSI/IPC-T-50D (Terms and Definitions for Interconnecting and Packaging Electronic Circuits)


4.0     PROCEDURE

4.1     Value Proposition

4.1.1 The Handspring supply chain value proposition is to establishing supplier partnerships characterized by the following:

             -    Open and honest communication
             -    Strong "values based" management
             -    On-time delivery of quality products
             -    End user customer focus
             -    Timely data driven decision making
             -    Mutual respect and responsiveness
             -    Ongoing mutual total life cycle cost reduction

4.1.2 We believe that relationships with these characteristics will enable us to establish a world class supply chain management system and provide products and services that consistently meet or exceed our customer's requirements.


                  Outputs/Inputs      Your     Outputs/Inputs
         Supplier --------------> (Value Added --------------> Customers
                                     Process)





4.1.3 We believe that everyone in a supply chain is a customer for the work done by an "upstream" internal employee or external supplier. As such, you have a right to expect good work from them and an obligation to deliver work of high caliber to your internal and/or external customer.

4.1.4 Sustained quality excellence requires continuous process improvement. This means, regardless of how good present performance, it can become even better. "You can manage what you can measure." Align what you measure to the individual behaviors you want to support.

Handspring, Inc. CONFIDENTIAL

4.2     RESPONSIBILITIES MATRIX

4.2.1 Contract manufacturing and other key suppliers are expected to actively participate in the Handspring product development process. We depend on your ideas, recommendations and contributions to optimize the quality, cost and delivery of Handspring products.

4.2.2 APPENDIX A contains a high level flow diagram of the Handspring Product development stages. The matrix below the flow diagram outlines opportunities for key supplier input to the design process.

4.3     MANAGEMENT COMMUNICATION

4.3.1 Our goal is to create a communication process to establish and sustain mutually profitable and rewarding business relationships. We want to become your best customer, and we want you to become our best supplier.

4.3.2 To this end, Handspring will participate in periodic management communication meetings with key suppliers. These meetings will include a review of quality, cost and delivery performance metrics and ongoing improvement plans.

4.3.3   Unless otherwise specified, the following performance metrics apply:

        [*]

4.4     WORKMANSHIP STANDARDS

4.4.1 Printed Wiring Boards shall meet the requirements of ANSI/IPC-A-600E, Class 2.

4.4.2 Printed Circuit Assemblies shall meet the requirements of ANSI/IPC-A-600E, Class 2

4.4.3 Unless otherwise specified, workmanship standards for other commodities shall default to standard industry practices for each commodity. Supplier specific workmanship standards should be identified and communicated to Handspring, Inc. prior to production.

4.5     REPAIR AND REWORK

4.5.1 ANSI/IPC-T-50D (Terms and Definitions for Interconnecting and Packaging Electronic Circuits) contains the following definitions:

                  Repair(ing): The act of restoring the functional capability of a defective article in a manner that precludes compliance with applicable drawings or specifications.

                  Rework(ing): The act of reprocessing non-complying articles, through the use of original or alternate equivalent processing, in order to bring the article into compliance with applicable drawings and specifications.

4.5.2 ANSI/IPC-R-700C (Suggested Guidelines for Modification, Rework and Repair of Printed Boards and Assemblies) categorizes modifications, rework and repairs into three levels (A, B and C). Paragraph 1.1.3 states; "Class 2 products should use level C modifications or repairs -- for assured safety and dependability but Level B or A modifications or repairs can be used if it has been determined that they are suitable for the specific product's performance and capability applications."

4.5.3 Handspring will accept PWB fab and assemblies that have been reworked (not repaired), using Level C techniques outlined in ANSI/IPC-R-700C. Level A and B rework techniques may be authorized by Handspring, only through prior Handspring Engineering or Quality approval.

4.5.4 All rework must meet the workmanship requirements of ANSI/IPC-A-600E, Class 2 and/or ANSI/IPC-A-610B, Class 2. Any rework or repair method not contained in ANSI/IPC-R-700-X must be authorized by Handspring Quality before being used on any Handspring product.

4.5.4.1 Rework Examples : Welding conductors is a Level C rework method outlined in Procedure 4.2.5 of ANSI/IPC-R-700-X. As a Level C method, it is authorized on internal or external layers of Handspring bare boards, without prior approval from Handspring.

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

Handspring, Inc. CONFIDENTIAL

4.5.4.2 Surface conductor (foil jumper method) is a Level C rework method outlined in Procedure 4.2.2. As a Level C method, it is authorized on external layers only of Handspring bare boards, without prior approval.

4.5.4.3 Surface jumper wires are a Level B repair (Procedure 4.2.6.1). Surface jumper wires are not authorized on field shippable production units. Any exceptions to this policy must be obtained in writing from Handspring Quality prior to implementation.

4.6     DESIGN FOR MANUFACTURABILITY (DFM) AND VALUE ENGINEERING

4.6.1 Contract manufacturing suppliers shall conduct Design for Manufacturability analysis for every new Handspring board design and/or significant ECO. Other key suppliers should participate in these reviews, as appropriate and/or conduct similar reviews for their respective products.

4.6.2 Suppliers are expected to initiate and/or participate in periodic value engineering efforts to reduce the current and future Handspring cost of goods sold (COGS). The timing and content of this activity shall be determined on a case by case basis.

4.7     AUTHORIZED VENDOR LIST (AVL)

4.7.1 Contract manufacturers and other partners who supply critical components to Handspring must use Handspring's AVL, as required. Notification of this requirement will be made in advance.

4.7.2 Handspring will consider AVL change recommendations from any supplier. Change requests must be submitted in writing and approved by Handspring prior to implementation.

4.7.3 Handspring reserves the right to refuse materials or require rework at no additional cost of any materials supplied with non-AVL approved content. This will be considered a serious offense and may have a negative impact on the offending supplier relationship with Handspring.

4.8     PROCESS QUALIFICATION & CONTROLS

4.8.1 Handspring may require certain documentation from selected suppliers prior to commencing production.

4.8.2   The following supporting documentation may be requested:

             -    Production process flow diagram
             -    Product qualification testing plan and results
             - Supplier version of BOM's and AVL's used to produce Handspring products
             - Process characterization documentation [e.g. SMT stencil, solder paste, SMT and through-hole reflow, board cleaning, rework, etc.]
             - Production test specifications and instructions, and in-process quality plan
             -    Assembly process flow diagram
             -    Other documentation as appropriate



4.9     TEST/QUALITY DATA COLLECTION & REPORTING

4.9.1.1 Suppliers will be required to provide periodic test and inspection yield information to Handspring, upon request. Typical test and inspection results requested would be:

             -    Functional Test
             -    Environmental Stress Screening
             -    Incoming Inspection
             -    In-circuit Test
             -    In-Process Audit Results
             -    Test Failure Pareto Charts [debug/rework]
             -    Quality Inspection Pareto Charts
             -    Final Inspection Results
             -    Corrective Action Status
             -    Third Party Audit Results

4.9.1.2 Performance reporting charts and graphs should generically include the following information:

             -    Goals: benchmarks of best in class performance
             -    Targets: interim goal for a given period


Handspring, Inc. CONFIDENTIAL

             - Actions: actions that are necessary to realize these improvements with owners assigned and planned completion dates
             - Progress: measured by relative improvements (delta) each period

4.10    PRODUCT INSPECTION / PROCESS AUDITING

4.10.1 Handspring reserves the right to conduct planned and short notice product inspection and/or process audits of supplier facilities engaged in producing supplied parts or Handspring final products. These activities would be conducted with prior notification of the respective supplier. Discrepancies found during these audits will result in a Corrective Action Request (CAR) (see Paragraph 4.11 below.)

4.11    RETURN MATERIAL AUTHORIZATION (RMA) PROCESSING

4.11.1 Handspring will contact suppliers with RMA requests via telephone, e-mail and/or fax, depending upon the specific arrangements made.

4.11.2 Unless otherwise specified, suppliers shall provide RMA numbers to Handspring within one workday (24 hrs.) from receipt of the request.

4.11.3 Suppliers shall repair or replace the defective part within five (5) working days of receipt of the defective product.

4.11.4 Suppliers shall maintain records of all RMA requests and provide in-process and completion status of Handspring RMA's.

4.12    CORRECTIVE ACTION REQUESTS (CARS)

4.12.1 Handspring will issue a Corrective Action Request (CAR) whenever a discrepant product or unsatisfactory supplier process condition is discovered. The CAR Form may be transmitted to the supplier via e-mail or fax. (SEE APPENDIX B.)

4.12.2 The CAR Log and numbering system shall be administered by Handspring Quality. CAR numbers shall be in the following format: XXX-MM/YY-ZZZ [XXX= supplier abbreviation, ZZZ= sequential number]

4.12.3 Unless otherwise specified, suppliers shall acknowledge receipt and provide a preliminary assessment and immediate corrective action of the discrepancy within one working day (24 hrs.) of receipt. Unless otherwise specified, the preventative measures shall be completed and the documentation submitted no later than ten (10) working days of a CAR receipt.

6.0     RECORDS

6.1 Handspring shall maintain Supplier Corrective Action Request records on the document server for a minimum of one (1) year.



Handspring, Inc. CONFIDENTIAL

                     SUPPLIER QUALITY PROCEDURE - APPENDIX A
                             RESPONSIBILITIES MATRIX

                        PRODUCT DEVELOPMENT PROCESS FLOW


          Concept --------- Engineering --------- Design ---------A
                            Validation            Validation
                            Test (EVT)            Test (DVT)


             A --------- Production
                         Validation --------- Volume --------- EOL
                         Test (DVT)           Production

------------------- ----------------- ----------------- ----------------- ----------------- ---------------
    CONCEPT             EVT               DVT               PVT               VOLUME            EOL
------------------- ----------------- ----------------- ----------------- ----------------- ---------------
"Manufacturing      Manufacturing     Define            Finalize          Ongoing           Materials
Technology"         Test Strategy     manufacturing     Manufacturing     procurement &     excess and
input                                 process flow      process flow      scheduling of     obsolescence
                                                        and               materials         plans
                                                        documentation
------------------- ----------------- ----------------- ----------------- ----------------- ---------------
Supply base         DFX (Design For   Procure           Ensure all        Inventory         "Mothball" or
eval/development    Everything)       materials,        volume            control of        sell tooling
for new technology  Analysis          build & test      materials are     materials in      as appropriate
                                      DVT units         on order          raw, WIP &
                                                                          finished goods
------------------- ----------------- ----------------- ----------------- ----------------- ---------------
Identify key        Identify          Develop test      Implement final   Quarterly         Execute final
Engineering and     critical          programs and      Mfg Test Plans    reviews of        EOL spare
Manufacturing       material          fixtures          (ICT,             non-strategic     parts buys
resources           availability                        Functional and    suppliers         where
                    risks                               OBQ)                                appropriate
------------------- ----------------- ----------------- ----------------- ----------------- ---------------
Identify volume     Establish         Establish         Qualify testers   Monthly review    EOL Field
manufacturing       Preliminary AVL   manufacturing     in high volume    of cost,          Service &
facility                              capacity and      manufacturing     quality, &        Warranty
                                      flexibility       facility          delivery          Support Plan
                                      plans                               performance
------------------- ----------------- ----------------- ----------------- ----------------- ---------------
                    Preliminary       Implement DFX     Volume purchase   Yield
                    cost estimate     and cost          contracts in      improvement
                    (materials,       reduction plans   place             initiatives
                    labor, O/H,                         (non-strategic
                    NRE, tooling,                       commodities)
                    etc.)
------------------- ----------------- ----------------- ----------------- ----------------- ---------------
                    Identify all      Finalize BOM/AVL  Verify Mfg        Cost reduction
                    unique and/or                       Process QA        & value
                    critical path                       Plans (SPC,       engineering
                    mfg process                         training,
                    issues                              calibration,
                                                        etc.
------------------- ----------------- ----------------- ----------------- ----------------- ---------------
                    Electrical        Finalize COGS     Procure           Flexibility
                    simulation/models (materials and    materials,        improvement and
                                      transformation    build and test    E&O management
                                      cost)             PVT units in
                                                        volume facility
------------------- ----------------- ----------------- ----------------- ----------------- ---------------
                    Cost Reduction    Ensure long       Define Ongoing    Implement ORT
                    & Value           lead time         Reliability       Testing program
                    Engineering       volume            Testing (ORT)
                                      materials are     Plan
                                      on order
------------------- ----------------- ----------------- ----------------- ----------------- ---------------
                    Evaluate EVT      Supplier Qual     Implement 2nd     ECO
                    boards to gain    and Incoming      Sourcing          Implementation
                    learning for      Procedures        Strategy for      Process
                    future builds                       non-critical
                                                        commodities
------------------- ----------------- ----------------- ----------------- ----------------- ---------------
                    Service Repair    Evaluate DVT      Production        Product
                    Planning          boards for        Readiness Review  transition/EOL
                                      future builds                       plan
------------------- ----------------- ----------------- ----------------- ----------------- ---------------


Handspring, Inc. CONFIDENTIAL

[Handspring Logo]
   HANDSPRING

                     SUPPLIER QUALITY PROCEDURE - APPENDIX B
                            CORRECTIVE ACTION REQUEST

--------------------------------------------------------------------------------
DATE:                                   CAR#
     ------------------------------         ------------------------------------

SUPPLIER:
         -----------------------------------

DISCREPANT MODEL/PART NUMBER:               # PARTS AFFECTED
                             ---------------                --------------------

WHERE USED (HIGHER ASSEMBLIES):
                               -------------------------------------------------

--------------------------------------------------------------------------------

PROBLEM STATEMENT:
                  --------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                             RECURRING PROBLEM?  YES [ ]  NO [ ]
---------------------------------------------

INITIAL ASSESSMENT (POSSIBLE CAUSES):
                                     -------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SHORT TERM CORRECTIVE ACTION:
                             ---------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PREVENTIVE MEASURES:
                    ------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

INITIATED BY:
             -----------------------------------------

RESPONSIBLE SUPPLIER REPRESENTATIVE:                 DATE RECEIVED:
                                    -----------------              -------------

INITIAL ASSESSMENT DUE DATE:
                            -------------------------

COMPLETION DUE DATE:                        ACTUAL COMPLETION DATE:
                    ------------------------                       -------------

--------------------------------------------------------------------------------

Please return hard or soft copy of completed form to Handspring Quality. You will receive formal notification of closure upon satisfactory review of the actions.


Handspring, Inc. CONFIDENTIAL

                                   ADDENDUM C

                            LONG LEAD TIME MATERIALS


At the time of this Agreement, no components, subassemblies, materials or supplies have lead times greater than ninety (90) days. During the term of this Agreement, Flextronics will notify Handspring in writing if lead times for any components, subassemblies, materials or supplies exceed ninety (90) days.